Patterson Palmer Hunt Murphy
                                10 Church Street
                                PO Box 1068
                                Truro, Nova Scotia, B2N 5B9
                                Tel: (902) 897-2000
                                Fax: (902) 893-3071

                                                          September 21, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:  Canada Southern Petroleum Ltd.

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the registration statement on Form S-1 filed by Canada Southern Petroleum Ltd., a corporation continued under the laws of Nova Scotia, Canada.


Yours truly,


PATTERSON PALMER HUNT MURPHY

/s/ George L. White
--------------------------------------
George L. White, A Partner of the Firm